Exhibit 99.1

Banyan Rail Embarks on New Strategy

•	Management focused on acquiring medical office buildings
•	Company changing name to reflect strategy
•	Measures to improve balance sheet include capital raise and preferred stock exchange
•	One-for-ten reverse stock split approved

BOCA RATON, Fla., May 25, 2017 /PRNewswire/ -- Banyan Rail Services Inc. (OTC: BARA) is taking steps to strengthen its balance sheet and embark on a new strategy to pursue the acquisition of well-located medical office buildings, particularly in the sunbelt states. In its quarterly report on Form 10-Q for the quarter ended March 31, 2017, the company reported that it had raised $1.4 million in a private placement of its common stock. Banyan also reported that it is in the process of offering shares of common stock to the holders of its preferred stock in exchange for their preferred shares and accumulated dividends on the preferred. To date the holders of 2,850 preferred shares have tendered their preferred shares. Completion of the preferred exchange will further strengthen Banyan’s balance sheet.

Banyan is mailing its stockholders an information statement concerning proposed amendments to the company’s certificate of incorporation to change the name of the company to “MedAmerica Properties Inc.” and effect a one-for-ten reverse stock split. The name change reflects the company’s new strategy of pursuing acquisitions of medical office buildings. The reverse stock split will reduce the number of Banyan’s shares outstanding and likely increase the per share trading price, increasing the attractiveness of the company’s stock to potential investors and the financial community. The amendments were approved by the company’s chairman of the board and then majority stockholder, Gary O. Marino.

Mr. Marino commented, “We are excited about our new strategy and believe that investing in medical office buildings will generate strong cash flows and produce significantly increased value for our fellow stockholders.” Paul S. Dennis, the company’s acting CEO, added, “The steps we have taken to strengthen our balance sheet leave us well positioned to pursue the new acquisition strategy articulated by our board and management team.”

About the Company

Banyan Rail Services Inc. is a Delaware corporation pursuing the acquisition and management of well-located medical office buildings with the intention of aggregating multiple properties with strong fundamentals in attractive geographic locations, particularly in the sunbelt states.

Safe Harbor Regarding Forward-Looking Statements

Although we believe that the acquisition and ownership of medical office buildings is fundamentally sound, we cannot assure you that we will be successful in this endeavor or that we can locate, finance and acquire these properties. We also cannot guaranty that the preferred stockholders will all accept our offer of common stock. In addition, although we currently intend to rename the company and effect the one-for-ten reverse stock split, our board retains the discretion to not take these actions. Some of the statements that we make in this press release, including statements about our confidence in the company’s prospects and strategies are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. Forward-looking statements can be identified by the use of terms such as “believes,” “contemplates,” “expects,” “may,” “will,” “could,” “should,” “would,” or “anticipates,” other similar phrases, or the negatives of these terms. We have based the forward-looking statements on our current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. We have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including our ability to (i) continue to successfully raise capital to fund our operations; (ii) successfully find medical office buildings to acquire; (iii) comply with SEC regulations and filing requirements applicable to us as a public company; and (iv) any of our other plans, objectives, expectations and intentions contained in this release that are not historical facts. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this release. The risks and uncertainties listed above and other documents that we file with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in the company. We undertake no obligation to update forward-looking statements, except as required by law.